EXHIBIT 20.1



OAKWOOD MORTGAGE INVESTORS, INC. 1996-A              REPORT DATE:  JULY 5, 1996
OAKWOOD ACCEPTANCE CORP. -  SERVICER                 POOL REPORT # 5
REMITTANCE REPORT                                                 Page 1 of 6
REPORTING MONTH:                    Jul-96



                    Scheduled Principal Balance of Contracts
--------------------------------------------------------------------------------

Beginning                                                                           Ending            Scheduled
Principal           Scheduled       Prepaid        Liquidated     Contracts         Principal         Gross
Balance             Principal       Principal      Principal      Repurchased       Balance           Interest
---------------------------------------------------------------------------------------------------------------------


157,053,420.44    (369,649.20)     (341,836.26)    (268,890.67)      0.00        156,073,044.31     1,447,656.76
=====================================================================================================================






                Scheduled                                    Amount
  Servicing     Pass Thru        Liquidation   Reserve       Available for
     Fee        Interest         Proceeds      Fund Draw     Distribution
-----------------------------------------------------------------------------


 130,877.85    1,316,778.91      219,144.85     0.00        2,378,287.07
=============================================================================






                         Reserve Fund as of Cutoff Date
--------------------------------------------------------------------------------


  Beginning                             Investment     Balance Before     Reserve      Reserve        Balance After
   Balance     Deposits    Distrib.      Interest   Current Distribution  Fund Draw    Fund Deposit   Current Distribution  Excess
------------------------------------------------------------------------------------------------------------------------------------

326,195.30      0.00      -1,195.30      1,235.77         326,235.77        0.00        0.00           326,235.77           1,235.77
====================================================================================================================================



                    Reserve Fund Required Balance
                -------------------------------------
                   Before Current    After Current
                   Distribution      Distribution
                -------------------------------------


                 325,000.00         325,000.00
                =====================================



                               Certificate Account
--------------------------------------------------------------------------------

 Beginning           Deposits                            Investment    Ending
  Balance      Principal      Interest    Distributions   Interest     Balance
--------------------------------------------------------------------------------

(189,210.24)  972,565.42    1,477,168.24  (2,576,261.96)  4,744.88  (310,993.66)
================================================================================


                 P&I Advances at Distribution Date
--------------------------------------------------------------------------

 Beginning            Recovered           Current            Ending
  Balance              Advances          Advances           Balance
--------------------------------------------------------------------------


  1,880,121.69      (1,880,121.69)     1,831,833.30       1,831,833.30
==========================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 1996-A               REPORT DATE:  JULY 5, 1996
OAKWOOD ACCEPTANCE CORP. -  SERVICER                  POOL REPORT # 5
REMITTANCE REPORT
REPORTING MONTH:                       Jul-96         Page 2 of 6


Class B Crossover Test                                               Test Met?
---------------------------------------------------              ---------------

(a) Remittance date on or after August 2000                              N


(b) Average 60 day Delinquency rate (Greater than symbol)= 0.05  Y

(c) Average 30 day Delinquency rate (Greater than symbol)= 0.07  Y


(d) Cumulative losses do not exceed the following

percent of the intitial principal balance of all Certificates

Average 30 day delinquency ratio:
                   April 2000 -Sept. 2001   0.07                         N
                   Oct 2001 -Sept. 2002     0.08                         N
                   Oct 2002 -               0.09                         N




(e) Current realized loss ratio (Greater than symbol)=      0.0275       Y


(f) Are class B principal balances (Less than symbol)=       0.21001204

of stated scheduled pool  balance

                Beginning B-1 balance                         13,069,000.00
                Beginning B-2 balance                          6,536,459.00


                                                      ----------------------
                                                              19,605,459.00
                Divided by beginning pool
                balance                                      157,053,420.44
                                                      ----------------------
                                                                     12.483%N
                                                      ======================




 Average 60 day delinquency ratio:


                                Over 60s     Pool Balance            %
                           --------------------------------------------------

     Current Mo              2,731,651.59    156,073,044.31         1.75%
     1st Preceding Mo        2,006,265.27    157,053,420.44         1.28%
     2nd Preceding Mo        1,402,101.43    158,169,455.17         0.89%
                                              Divided by               3
                                                            -------------
                                                                    1.30%
                                                            =============


 Average 30 day delinquency ratio:

                                 Over 30s    Pool Balance            %
                            -------------------------------------------------

      Current Mo              5,057,050.58   156,073,044.31         3.24%
      1st Preceding Mo        5,068,791.66   157,053,420.44         3.23%
      2nd Preceding Mo        3,553,187.36   158,169,455.17         2.25%
                                              Divided by               3
                                                            -------------
                                                                    2.90%
                                                            =============

      Cumulative loss ratio:

                             Cumulative losses           124,031.29
                                               ------------------------
      Divided by Initial Certificate Principal       163,369,459.00       0.076%
                                                                   =============



       Current realized loss ratio:

                             Liquidation                 Pool
                                Losses                 Balance
                            --------------------------------------
       Current Mo             49,745.82             157,053,420.44
       1st Preceeding Mo      34,267.29             158,169,455.17
       2nd Preceeding Mo      23,772.23             159,569,093.07
                                                                        0.273%
                                                                   ============

OAKWOOD MORTGAGE INVESTORS, INC. 1996-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER                  REPORT DATE:  JULY 5, 1996
REMITTANCE REPORT                                     POOL REPORT # 5
REPORTING MONTH:                               Jul-96                Page 3 of 6



                                                        Delinquency Analysis
                                                                                                                      Active Repos
                                           31 to 59 days        60 to 89 days    90 days and Over     Total Delinq.    Outstanding
               No. of      Principal             Principal            Principal          Principal       Principal      Principal
               Loans        Balance          #     Balance          #   Balance     #      Balance    #    Balance   #    Balance
               ---------------------------------------------------------------------------------------------------------------------


 Excluding Repos   5,269  154,620,861.23    77   2,174,849.65    28   915,136.02  20    588,220.45 125 3,678,206.12  52 1,452,183.08

         Repos        52    1,452,183.08     6     150,549.34    14   346,138.17  30    882,156.95  50 1,378,844.46
               ---------------------------------------------------------------------------------------------------------------------

         Total     5,321  156,073,044.31    83   2,325,398.99    42 1,261,274.19  50  1,470,377.40 175 5,057,050.58
               =====================================================================================================================

                                                                                                                3.3%           3.24%
                                                                                                      ==============================



Repossession Analysis
         Reversal      Current Month
       (Redemption)      Repos          Cumulative Repos
         Principal           Principal          Principal
   #       Balance     #       Balance   #        Balance
---------------------------------------------------------------------


   0       0.00        31   838,319.59   86   2,171,878.45

OAKWOOD MORTGAGE INVESTORS, INC. 1996-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER                 REPORT DATE:  JULY 5, 1996
REMITTANCE REPORT                                               POOL REPORT # 5
REPORTING MONTH:                           Jul-96
                                                                    Page 4 of 6
REPOSSESSION LIQUIDATION REPORT





                          Liquidated                                                         Net
Account        Customer    Principal    Sales       Insur.       Total    Repossession   Liquidation    Unrecov.
Number           Name       Balance    Proceeds     Refunds    Proceeds     Expenses      Proceeds      Advances
------------------------------------------------------------------------------------------------------------------


080481-5         STONE     7,543.34     3,000.00    1,202.07    4,202.07         15.00       4,187.07      966.30
081263-6        LATHAM     8,016.79     2,000.00      618.58    2,618.58          0.00       2,618.58    1,012.85
079900-7         GREEN    18,686.67    21,900.00    1,378.72   23,278.72      3,443.00      19,835.72    1,598.34
083447-3        FULTON    13,441.73    10,000.00      606.45   10,606.45        425.00      10,181.45    1,034.15
072301-5         SMALL    23,986.04    29,200.00      313.44   29,513.44      2,303.00      27,210.44    1,731.24
076318-5     CARLOPOLI    16,352.99    16,923.00       40.52   16,963.52      3,821.11      13,142.41    1,264.60
079701-9       GRIFFIN    27,666.65    27,500.00        0.00   27,500.00      1,420.00      26,080.00    2,035.86
083136-2       HAWKINS    28,436.58    28,500.00    1,355.53   29,855.53      2,905.00      26,950.53    1,822.00
084604-8         ROACH    18,560.85    16,900.00    1,146.98   18,046.98      1,315.86      16,731.12    1,339.80
077093-3      FLETCHER    14,589.83    15,900.00      647.01   16,547.01      3,667.00      12,880.01    1,740.90
078768-9      MCDONALD    24,955.10    25,500.00    1,716.06   27,216.06      3,555.77      23,660.29    1,672.98
079178-0       KITCHEN    10,673.31    10,500.00      583.54   11,083.54      1,465.00       9,618.54    1,665.30
080695-0         FLORA    34,002.31    28,900.00    2,501.87   31,401.87      1,205.00      30,196.87    2,232.72
081280-0      CRAWFORD     7,194.98     8,900.00      661.84    9,561.84        327.32       9,234.52    1,815.96
081532-4   CRUTCHFIELD    14,783.50     9,900.00    1,551.39   11,451.39      1,524.21       9,927.18    1,376.88
                                                                    0.00                         0.00
                                                                    0.00                         0.00
                                                                    0.00                         0.00
------------------------------------------------------------------------------------------------------------------
                         268,890.67   255,523.00   14,324.00  269,847.00     27,392.27     242,454.73   23,309.88
==================================================================================================================




               Net Current
      Pass Thru    Period Net         Cumulative
   Proceeds        Gain/(Loss)        Gain/(Loss)
-----------------------------------------------------


       3,220.77       (4,322.57)
       1,605.73       (6,411.06)
      18,237.38         (449.29)
       9,147.30       (4,294.43)
      25,479.20        1,493.16
      11,877.81       (4,475.18)
      24,044.14       (3,622.51)
      25,128.53       (3,308.05)
      15,391.32       (3,169.53)
      11,139.11       (3,450.72)
      21,987.31       (2,967.79)
       7,953.24       (2,720.07)
      27,964.15       (6,038.16)
       7,418.56          223.58
       8,550.30       (6,233.20)
           0.00            0.00
           0.00            0.00
           0.00            0.00
-----------------------------------
     219,144.85      (49,745.82)      (124,031.29)
=====================================================

                                             0.00
                                   ==================




As a percentage of the aggregate cut-off date principal balance

OAKWOOD MORTGAGE INVESTORS, INC. 1996-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER                 REPORT DATE:  JULY 5, 1996
REMITTANCE REPORT                                    POOL REPORT # 5
REPORTING MONTH:                      Jul-96
                                                                     Page 5 of 6
CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL



                             Original         Beginning       Current        Accelerated                      Ending
        Cert.               Certificate      Certificate     Principal        Principal     Writedown      Certificate      Pool
        Class                Balances          Balances       Payable       Distribution     Amounts         Balances     Factor
-----------------------------------------------------------------------------------------------------------------------------------


A-1                         46,000,000.00    39,683,961.29    (980,376.13)      0.00          0.00000%    38,703,585.16   84.13823%
A-1 Outstanding Writedown            0.00             0.00           0.00       0.00          0.00                 0.00    0.00000%

A-2                         52,000,000.00    52,000,000.00           0.00       0.00          0.00000%    52,000,000.00  100.00000%
A-2 Outstanding Writedown            0.00             0.00           0.00       0.00          0.00                 0.00    0.00000%

A-3                         31,061,000.00    31,061,000.00           0.00       0.00          0.00000%    31,061,000.00  100.00000%
A-3 Outstanding Writedown            0.00             0.00           0.00       0.00          0.00                 0.00    0.00000%

A-4                         14,703,000.00    14,703,000.00           0.00       0.00          0.00000%    14,703,000.00  100.00000%
A-4 Outstanding Writedown            0.00             0.00           0.00       0.00          0.00                 0.00    0.00000%

B-1                         13,069,000.00    13,069,000.00           0.00       0.00          0.00000%    13,069,000.00  100.00000%
B-1 Outstanding Writedown            0.00             0.00           0.00       0.00          0.00                 0.00    0.00000%

B-2                          6,536,459.00     6,536,459.00           0.00       0.00          0.00000%     6,536,459.00  100.00000%
B-2 Outstanding Writedown            0.00             0.00           0.00       0.00          0.00                 0.00    0.00000%


-----------------------------------------------------------------------------------------------------------------------

                           163,369,459.00   157,053,420.29    (980,376.13)      0.00          0.00       156,073,044.16
========================================================================================================================







        Cert.                             Principal Paid
        Class                                Per $1,000
                                           Denomination
----------------------                   ----------------


A-1
A-1 Outstanding Writedown
                                                 24.70
A-2                                               0.00
A-2 Outstanding Writedown
                                                  0.00
A-3                                               0.00
A-3 Outstanding Writedown
                                                  0.00
A-4                                               0.00
A-4 Outstanding Writedown
                                                  0.00
B-1                                               0.00
B-1 Outstanding Writedown
                                                  0.00
B-2                                               0.00
B-2 Outstanding Writedown
                                                  0.00
                                                  0.00

 OAKWOOD MORTGAGE INVESTORS, INC. 1996-A
 OAKWOOD ACCEPTANCE CORP. -  SERVICER                REPORT DATE:  JULY 5, 1996
 REMITTANCE REPORT                                             POOL REPORT # 5
 REPORTING MONTH:                        Jul-96
                                                                     Page 6 of 6

 CERTIFICATE INTEREST ANALYSIS



                                                                                                  Interest Paid
        Certificate       Remittance  Beginning   Current        Total      Interest      Ending   Per $1,000   Cert.  TOTAL
           Class             Rate      Balance    Accrual        Paid       Shortfall    Balance  Denomination  Class  DISTRIBUTION
------------------------------------------------------------------------------------------------------------------------------------


 A-1                          0.05        0.00   178,577.83    178,577.83        0.00       0.00       4.50       A-1  1,158,953.96
 A-1  Carryover Interest      0.00        0.00         0.00          0.00        0.00       0.00       0.00
 A-1  Writedown Interest      0.00        0.00         0.00          0.00        0.00       0.00       0.00

 A-2                          0.06        0.00   251,333.33    251,333.33        0.00       0.00       4.83       A-2    251,333.33
 A-2  Carryover Interest      0.00        0.00         0.00          0.00        0.00       0.00       0.00
 A-2  Writedown Interest      0.00        0.00         0.00          0.00        0.00       0.00       0.00

 A-3                          0.07        0.00   170,835.50    170,835.50        0.00       0.00       5.50       A-3    170,835.50
 A-3  Carryover Interest      0.00        0.00         0.00          0.00        0.00       0.00       0.00
 A-3  Writedown Interest      0.00        0.00         0.00          0.00        0.00       0.00       0.00

 A-4                          0.07        0.00    88,218.00     88,218.00        0.00       0.00       6.00       A-4     88,218.00
 A-4  Carryover Interest      0.00        0.00         0.00          0.00        0.00       0.00       0.00
 A-4  Writedown Interest      0.00        0.00         0.00          0.00        0.00       0.00       0.00

 B-1                          0.07        0.00    79,503.08     79,503.08        0.00       0.00       6.08       B-1     79,503.08
 B-1  Carryover Interest      0.00        0.00         0.00          0.00        0.00       0.00       0.00
 B-1  Writedown Interest      0.00        0.00         0.00          0.00        0.00       0.00       0.00

 B-2                          0.08        0.00    46,027.57     46,027.57        0.00       0.00       7.04       B-2     46,027.57
 B-2  Carryover Interest      0.00        0.00         0.00          0.00        0.00       0.00       0.00
 B-2  Writedown Interest      0.00        0.00         0.00          0.00        0.00       0.00       0.00

 X                                   74,285.47   502,283.60    452,537.78   49,745.82 124,031.29                  X      452,537.78

 R                                        0.00         0.00          0.00        0.00       0.00                  R

 Service Fee                              0.00   130,877.85    130,877.85        0.00       0.00                         130,877.85
 -----------------------------------------------------------------------------------------------                      -------------

                                     74,285.47 1,447,656.76  1,397,910.94   49,745.82 124,031.29                       2,378,287.07

 Less Reserve Fund Deposit                                           0.00                                                      0.00
                                                            -------------                                             ------------

                                                             1,397,910.94                                              2,378,287.07
                                                           ===============                                            ============
